Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated June 12, 2026 in this registration statement on Form F-3 with respect to the combined financial statements of TIMES GOOD LIMITED and its subsidiaries (the “Company”) as of June 30, 2025 and for the year ended June 30, 2025, appearing in this Form F-3. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

August 7, 2026